Exhibit 99.1

Laird Superfood Names Jason Vieth as President & CEO;

Provides Business Update

Company will host a conference call at 5:00 p.m. ET today

SISTERS, Oregon – January 31, 2022 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood”, the “Company”, “we” and “our”), today announced the appointment of Jason Vieth as President, Chief Executive Officer and Director. The Company also provided a business update including preliminary results for the fourth quarter and full year 2021.

CEO Appointment

Jason Vieth has been appointed President and Chief Executive Officer, replacing Paul Hodge, Jr., who previously announced his desire to step down from the CEO role. Mr. Vieth’s extensive experience in the food & beverage industry includes his most recent position as Executive Vice President of Sovos Brands, where he managed the Breakfast and Snacks Group.    Mr. Vieth’s prior experience includes nearly a decade spent at WhiteWave Foods, most recently as Senior Vice President and General Manager of the yogurt business that included Horizon Organic, Wallaby Organic, Silk and So Delicious. In addition, he has led other food & beverage businesses such as Poppi and Lifetime Fitness’ Life Café.

“We are delighted to have Jason join the Laird Superfood team to lead the next chapter of our growth story. His breadth of experience and impressive track record of leading high-growth CPG brands, particularly in the wholesale channel, will be a powerful accelerant to our digitally native brand. Paul Hodge, our founding CEO, built a remarkable brand and platform, and Jason’s strong operational background, experience with plant-based beverages and strategic mindset make him the ideal candidate to lead Laird Superfood and make it a nationally recognized brand,” said Geoffrey Barker, Chair of the Board of Directors.

“Laird Superfood has developed a distinct and compelling food & beverage brand and its powerful omni-channel platform provides multiple pathways for delivering substantial long-term growth by reaching consumers everywhere that they shop,” said Jason Vieth, CEO. “I joined Laird Superfood because of the incredible potential of this company, and I look forward to working closely with this talented team to achieve that potential.”

Business Update — Preliminary, Unaudited Financial Results

Fourth quarter of 2021 net sales are expected to be approximately $9.4 million, an increase of 29% versus the year-earlier period. Gross margin is expected to be approximately 24% in the fourth quarter of 2021 compared to 20% in the fourth quarter of 2020.

Full year 2021 net sales are expected to be approximately $36.8 million, an increase of 43% compared to 2020. Gross margin is expected to be approximately 26% for full year 2021, flat with 2020.

The foregoing preliminary financial results are unaudited and subject to change. See “Financial Disclosure Advisory” below.

Conference Call Details

The Company will host a conference call and webcast at 5:00 p.m. ET today. The live conference call can be accessed by dialing (844) 200-6205 from the U.S. or (929) 526-1599 internationally. The conference I.D. code is 854089. Alternatively, participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Financial Disclosure Advisory

The select preliminary, unaudited results described in this press release or on the conference call are estimates only and are subject to revision until the Company reports its full financial and business results for the quarter and year ended December 31, 2021. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2021, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the performance of the Company’s internal control over financial reporting, the completion of the external audit by the Company’s independent public accounting firm, the preparation of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for fiscal year 2021. In addition, preliminary results presented in this press release or on the conference call do not present all information necessary for an understanding of the company’s financial condition and results of operations as of and for the quarter and year ended December 31, 2021.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com